Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Charles M. Baum, the President and Chief Executive Officer of Mirati Therapeutics, Inc. (the “Registrant”), and Mark J. Gergen, the Executive Vice President and Chief Operations Officer of the Registrant, each hereby certifies that, to his knowledge:

1.                   The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, (the “Form 10-Q”) to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                   The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Form 10-Q and results of operations of the registrant for the period covered by the Form 10-Q.

These certifications accompanying the Form 10-Q to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 10, 2014

/s/ Charles M. Baum	/s/ Mark J. Gergen
Charles M. Baum	Mark J. Gergen
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Operations Officer (Principal Financial Officer)